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                                                                  EXHIBIT 99

                                                       FOR IMMEDIATE RELEASE
                                                           September 2, 2004
                                                  CONTACT:  Danielle Portice
                                                     (810) 664-2977 ext. 339



                                  NEWS RELEASE

         The Board of Directors of County Bank Corp, the holding company of Lapeer County Bank & Trust Co., declared a quarterly cash dividend of $.27 per share during its regularly scheduled meeting on August 18, 2004. The dividend is payable on September 30, 2004 to shareholders of record on September 16, 2004.

         President Curt Carter is pleased to announce that this dividend is the 156th consecutive cash dividend paid to shareholders.

         Through the end of July, 2004, total assets grew to $252,100,000 compared to $248,700,000 in July, 2003. Earnings equaled $1.79 per share and shareholders' equity totaled $29,000,000.